As filed with the Securities and Exchange Commission on May 11, 2000

                                                    Registration No. 333-20535


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             Securities Act of 1933


                               HEALTH POWER, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                   31-1145640

     (State or other jurisdiction of             (IRS Employer Identification
      incorporation or organization)                       Number)


                               1209 Orange Street
                           Wilmington, Delaware 19801
               (Address of Principal Executive Offices) (Zip Code)

                               Health Power, Inc.
                  1996 Directors Stock Award and Purchase Plan
                            (Full title of the plan)

                              Dr. Bernard F. Master
                      Chairman and Chief Executive Officer
                              CompManagement, Inc.
                              6377 Emerald Parkway
                               Dublin, Ohio 43016
                     (Name and address of agent for service)

                                 (614) 766-5223

          (Telephone number, including area code, of agent for service)


--------------------------------------------------------------------------------
    Title of       Amount      Proposed Maximum  Proposed Maximum   Amount of
Securities to be   to be        Offering Price      Aggregate      Registration
   Registered     Registered(1)   per Share(2)    Offering Price       Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock,       20,000           $3.31            $66,200         $17.48
$0.01 par value
--------------------------------------------------------------------------------

     (1) The number of shares being registered represents additional shares authorized under the 1996 Directors Stock Award and Purchase Plan and not previously registered. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also includes an indeterminable amount of additional shares that may become issuable pursuant to anti-dilution adjustment provisions of the 1996 Directors Stock Award and Purchase Plan.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the 1933 Act on the basis of the average of the bid and asked prices for the Registrant's shares of common stock on the OTC Bulletin Board on May 9, 2000.

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the 1933 Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-20535) filed on January 28, 1997, are hereby incorporated by reference into this Registration Statement.

     The following documents have been filed with the Securities Exchange Commission and are hereby incorporated by reference into this Registration
Statement:

     (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's shares of common stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 8.  EXHIBITS

Exhibit
No.                  Exhibit Description

4. Amendment No. 2 to the Registrant's 1996 Directors Stock Award and Purchase Plan.

5.       Opinion of Baker & Hostetler LLP.

23(a).   Consent of Baker & Hostetler LLP.

23(b).   Consent of PricewaterhouseCoopers LLP.

24(a). Powers of Attorney for Robert J. Bossart, Dr. Elliott P. Feldman, Robert S. Garek, Crystal A. Kuykendall, Frank R. Nutis, and
         Dr. Burt E. Schear.

24(b).   Power of Attorney for Jonathan R. Wagner.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on April 27, 2000.

                                           HEALTH POWER, INC.


                                     By /s/Dr. Bernard F. Master
                                           Dr. Bernard F. Master
                                           Chairman of the Board, Chief
                                           Executive Officer, and President



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------------------------------------------------------------
       NAME                          TITLE                            DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

/s/Dr. Bernard F. Master    Chairman of the Board, Chief         April 27, 2000
Dr. Bernard F. Master       Executive Officer, and
                            President(principal executive
                            officer), and Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

/s/Paul A. Miller           Chief Financial Officer of           April 27, 2000
Paul A. Miller              CompManagement, Inc.
                            (principal financial and
                            accounting officer)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dr. Elliott P. Feldman*     Director                             April 27, 2000
Dr. Elliott P. Feldman

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Robert J. Bossart*          Director                             April 27, 2000
Robert J. Bossart

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Robert S. Garek*            Director                             April 27, 2000
Robert S. Garek

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Crystal A. Kuykendall*      Director                             April 27, 2000
Crystal A. Kuykendall

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Frank R. Nutis*             Director                             April 27, 2000
Frank R. Nutis

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dr. Burt E. Schear*         Director                             April 27, 2000
Dr. Burt E. Schear

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Jonathan R. Wagner*         Director                             April 27, 2000
Jonathan R. Wagner

--------------------------------------------------------------------------------


     *The undersigned hereby executes this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement.

                                             /s/ Dr. Bernard F. Master
                                                     Dr. Bernard F. Master,
                                                     Attorney-in-Fact

                                 EXHIBIT INDEX

--------------------------------------------------------------------------------

                                                   If Incorporated by reference,
                                                   document with which Exhibit
 Exhibit Number            Exhibits                was previously filed

--------------------------------------------------------------------------------

     4                 Amendment No. 2 to the      Contained herein.
                       Registran's 1996
                       Directors Stock Award
                       and Purchase Plan

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     5                 Opinion of Baker            Contained herein.
                       & Hostetler LLP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   23(a)               Consent of Baker            Contained in Exhibit 5.
                       & Hostetler LLP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   23(b)               Consent of                  Contained herein.
                       PriceWaterhouseCoopers
                       LLP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   24(a)               Powers of Attorney for      Registration Statement on
                       Robert J. Bossart, Dr.      Form S-8, File No. 333-45857
                       Elliott P. Feldman,         (Exhibit 24).
                       Robert S. Garek, Crystal
                       A. Kuykendall, Frank R.
                       Nutis, and Dr. Burt E.
                       Schear
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   24(b)               Power of Attorney for       Contained herein.
                       Jonathan R. Wagner
--------------------------------------------------------------------------------

                                                                       Exhibit 4

                                 AMENDMENT NO. 2
                                       TO
                               HEALTH POWER, INC.
                  1996 DIRECTORS STOCK AWARD AND PURCHASE PLAN


     The Health Power, Inc. 1996 Directors Stock Award and Purchase Plan, as amended (the "Plan"), is hereby amended pursuant to the following provisions:

         Section 1.      Definitions.

     All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         Section 2.      Shares Subject to the Plan.

     The maximum aggregate number of Shares reserved and available for issuance under the Plan, as set forth in Section 2 of the Plan, is increased by 20,000 Shares to a total of 55,000 Shares. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. The aggregate number of Shares allocated to the Plan shall be subject to adjustment pursuant to Section 9 of the Plan.

         Section 3.      Effective Date; Construction.

     The effective date of this amendment is November 1, 1999, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effective without change.

                                                                       Exhibit 5

                        OPINION OF BAKER & HOSTETLER LLP

                                  May 11, 2000


Health Power, Inc.
560 East Town Street
Columbus, Ohio 43215

Ladies and Gentlemen:

     We are acting as counsel to Health Power, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Company is filing the Registration Statement to register an additional 20,000 shares of common stock, $0.01 par value, of the Company (the "Shares") for offer and sale under and pursuant to the Company's 1996 Directors Stock Award and Purchase Plan, as amended (the "Plan").

     In connection with the registration of an additional 20,000 Shares for offer and sale under and pursuant to the Plan, we have examined the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, and the records as exhibited to us of the corporate proceedings of the Company. We have also examined a copy of the Plan and such other documents and records, including certificates from officers of the Company and others, as we considered necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Baker & Hostetler LLP


                                         BAKER & HOSTETLER LLP

                                                                   Exhibit 23(a)

                             Contained in Exhibit 5.

                                                                   Exhibit 23(b)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Health Power, Inc. on Form S-8 (File No. 333-20535) of our report dated March 8, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Health Power, Inc. for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Columbus, Ohio
May 11, 2000

                                                                   EXHIBIT 24(b)

                                POWER OF ATTORNEY

     The undersigned, a director of Health Power, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Dr. Bernard F. Master and Alec Wightman, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director of the Company, to execute any and all of the Company' Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the "ecurities Act", any shares of common stock, $0.01 par value, of the Company for sale under, and pursuant to, any and all of the Compan's current or hereafter adopted or approved stock option plans or other "employee benefit plans" (as such term is defined under Rule 405 promulgated under the Securities
Act), as such plans are currently amended or shall hereafter be amended, including without limitation the 1985 Nonqualified Directors' Stock Option Plan, the 1993 Directors' Stock Option Plan, the 1994 Stock Option Plan, the 1994 Executive Performance Stock Option Plan, and the 1996 Directors Stock Award and Purchase Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



/s/  Jonathan R. Wagner                                      April 4, 2000
Jonathan R. Wagner                                                Date